[Lineage 2nd-to-die]





                              REINSURANCE AGREEMENT





                                     No. abc



                                     between


                                   XYZ Company

              (hereinafter referred to as the Reinsurer, You, Your)

                                 of City, State


                                       and


                 TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY

             (hereinafter referred to as the Reinsured, We, Us, Our)

                           of Los Angeles, California








                            Effective Month Day, Year



                                                         TABLE OF CONTENTS


         ARTICLES                                                                                 PAGE

               I                  Basis of Reinsurance                                                         1
               II                 Liability                                                                    3
               III                Notification of Reinsurance                                                  3
               IV                 Plans of Reinsurance                                                         4
               V                  Reinsurance Premiums                                                         4
               VI                 Premium Accounting                                                           4
               VII                Confidential Information                                                     6
               VIII               Oversights                                                                   6
               IX                 Reductions, Terminations and Changes      7
               X                  Increase In Retention                                                        8
               XI                 Reinstatement                                                                9
               XII                Expenses                                                                   10
               XIII               Claims                                                                     10
               XIV                Extra-Contractual Damages                                                  12
               XV                 Inspection of Records                                                      13
               XVI                Insolvency                                                                 13
               XVII               Arbitration                                                                14
               XVIII              Special Termination                                                        15
               XIX                Deferred Acquisition Cost Tax                                              15
               XX                 Severability Clause                                                        17
               XXI                Parties to Agreement                                                       17
               XXII               Duration of Agreement                                                      17
               XXIII              Entire Agreement                                                           18


        SCHEDULES


               A                  Specifications                                                             20
               B                  Benefits                                                                   21
               C                  Definitions                                                                22


        EXHIBITS


               I                  Simplified-Issue Guidelines                                                24
               II                 Reinsurance Premiums                                                       25
               III                Retention, Binding and Issue Limits     27


                                        3
                       ALL SCHEDULES AND EXHIBITS ATTACHED
                    WILL BE CONSIDERED PART OF THIS AGREEMENT



                                    ARTICLE I

                              BASIS OF REINSURANCE

Reinsurance under this Agreement must be individual insurance as stated in Schedule A. On our behalf, the insurance will be underwritten and administered by [Name Redacted] Insurance Company. You must automatically reinsure the life insurance for the plans as stated in Schedule A and any additional benefits listed in Schedule B or, at our option, we may apply to you facultatively.

1. REQUIREMENTS FOR AUTOMATIC REINSURANCE

        A. The individual risk must be in a jurisdiction in which we are duly licensed and/or authorized to do business.

        B. Each fully underwritten risk must be underwritten according to our standard underwriting practices and guidelines. Each simplified-issue risk must be underwritten according to our simplified underwriting guidelines of Exhibit I.

        C. Any risk offered on a facultative basis by us to you or any other company will not qualify for automatic reinsurance under this Agreement on the same life unless:
                       (i) Reinsurance on the life was previously ceded on a
               facultative basis because of binding or jumbo limit violations and these limits have since been increased, or,
                       (ii) The risk which required facultative submission has
               changed significantly or has been eliminated altogether, so that the individual insured qualifies for automatic reinsurance based on our current underwriting guidelines; and the original facultative cession has been in force for at least two years.

        D. The maximum issue age on any risk will be age 89.

        E. The mortality rating on each fully underwritten risk must not exceed Table 8, Table H, or 300%, or its equivalent, as shown in our retention schedule, on a flat extra premium basis.

        F. The maximum amount of insurance issued and applied for in all companies on each risk must not exceed the jumbo limits as stated in Schedule A.

        G. On each individual life, we must retain the amounts of insurance according to our published retention limits.

        H. The maximum amount of insurance to be reinsured on a life must not exceed the automatic binding limits as stated in Schedule A.

2. REQUIREMENTS FOR FACULTATIVE REINSURANCE

        A. If the requirements for automatic reinsurance are met, but we prefer to apply for facultative reinsurance with you, then we must submit to you all the papers relating to the insurability of the individual risk for facultative reinsurance.

        B. If requirements for automatic reinsurance are not met and we apply for facultative reinsurance with you, then we must submit to you all the papers relating to the insurability of the individual risk for facultative reinsurance.

3. APPLICATION FOR FACULTATIVE REINSURANCE

        A. An application for facultative reinsurance will include life insurance without disability waiver of premium.

        B. Copies of all the papers relating to the insurability of the individual risk must be sent to you for facultative reinsurance. After you have examined the papers sent, you will promptly notify us of your underwriting offer subject to additional requirements, or your final underwriting offer. Your final underwriting offer on the individual risk will automatically terminate the earlier of the withdrawal of our application or one hundred and twenty
               (120) days from the date of your final offer.

4. The initial minimum amount of life reinsurance on the individual risk must be the amount stated in Schedule A.

5. If the subsequent amount of life reinsurance net amount at risk falls below the amount stated in Schedule A on the individual risk, as of that date, all of the life reinsurance on the risk must terminate.

6. In no event will you be liable for reinsurance unless the insurance issued directly by us constituted the transacting of business in a jurisdiction in which we are properly licensed or otherwise authorized to do business.


                                                            ARTICLE II

                                                             LIABILITY

1. Your liability for automatic reinsurance will begin simultaneously with our liability except for those risks which qualify for automatic reinsurance, but we submit on a facultative basis.

2. Your liability for facultative reinsurance on the individual risk will begin simultaneously with our liability provided all conditions of facultative reinsurance have been met, including your accepting the risk in writing.

3. Your liability for reinsurance on the individual risk will terminate when our liability terminates.


                                                            ARTICLE III

                                                    NOTIFICATION OF REINSURANCE

For automatic and facultative reinsurance, we will notify you on the monthly statement as described in Article VI.



                                                            ARTICLE IV

                                                       PLANS OF REINSURANCE

1.      Life reinsurance will be on the basis as stated in Schedule B.

2. When requested, we must furnish you with a copy of each policy, rider, rate book and cash value table which applies to the life insurance reinsured.


                                                             ARTICLE V

                                                       REINSURANCE PREMIUMS

The life insurance premium on the net amount at risk will be determined from
Exhibit II. For reinsurance on a yearly renewable term basis, we anticipate that the premium rates in Exhibit II will be continued indefinitely. However, if any one or more of such premium rates for any policy year or years after the first will be less than the net premium rate or rates based on the 1980 CSO Table (or related smoker and non-smoker tables) at the interest rate specified in the Standard Valuation Law for the applicable mortality rating, then, in that event, only the latter rate or rates will be guaranteed.


                                                            ARTICLE VI

                                                        PREMIUM ACCOUNTING

l. Payment of Reinsurance Premiums.

        A. The reinsurance premiums will be paid to you on the basis stated in
Exhibit II, and will be paid on an annual basis.

        B. Each month, we will send you a statement of first year and renewal reinsurance premiums which are due during the month, and a listing of new business, changes and terminations.

        C. If a net reinsurance premium balance is payable to you, we will include with the statement the amount of the net balance.

        D. If a net reinsurance premium balance is payable to us, you must pay this balance within twenty five (25) days after we submit the statement to you.

2. Termination Because of Non-Payment of Premium.

        When reinsurance premiums are delinquent, you have the right to terminate the reinsurance risks on the statement by giving us ninety
        (90) days written notice. As of the close of this ninety (90) day period, all of your liability will terminate for the risks described in the preceding sentence.

        Regardless of these terminations, we will continue to be liable to you for all unpaid reinsurance premiums earned by you.

3. Reinstatement of a Delinquent Statement.

        We may reinstate the terminated risks within sixty (60) days after the effective date of termination by paying the unpaid reinsurance premiums for the risks in force prior to the termination. The effective date of reinstatement will be the date the required back premiums are received.

4. Currency.

        The reinsurance premiums and benefits payable under this Agreement will be payable in the lawful money of the United States.

5. We will send you a detailed listing of all reinsurance in force as of the close of the calendar year involved for automatic reinsurance.






                                                            ARTICLE VII

                                                     CONFIDENTIAL INFORMATION

You will hold in trust for us and will not disclose or cause to be disclosed to any non-party to this Agreement, any of our confidential information. Confidential information is information which relates to our policyowner data, experience information, including but not limited to mortality and/or lapse information, risk selection guidelines, any and all information contained in our current and future underwriting manuals, trade secrets, research, products and business affairs, but does not include:

        1) Information which is generally known or easily ascertainable by non-parties of ordinary skill; and

        2) Information acquired from non-parties who have no confidential commitment to either you or us.

You will take all necessary and appropriate measures to ensure that your employees and agents abide by the terms of this Article.

Notwithstanding the foregoing, we acknowledge that you may aggregate our data with that of other companies reinsured by you on the condition that our data not be identified by our corporate name, logo or any other means. We also acknowledge that, upon request, you may make available any necessary data or information to your auditors, or any governmental or administrative agencies in the course of their examination of you.


                                                           ARTICLE VIII

                                                            OVERSIGHTS

If there is an unintentional oversight or misunderstanding in the administration of this Agreement by either company, it can be corrected provided the correction takes place promptly after the time the oversight or misunderstanding is first discovered. Both companies will be restored to the position they would have occupied had the oversight or misunderstanding not occurred.


                                   ARTICLE IX

                      REDUCTIONS, TERMINATIONS AND CHANGES

1. If there is a contractual or non-contractual replacement or change of the insurance reinsured under this Agreement where full underwriting evidence according to our regular underwriting rules is not required, the insurance will continue to be reinsured with you provided it meets the initial minimum amount stated in Schedule A.

2.      If the insurance reinsured under this Agreement increases and;

A.      The increase is subject to new underwriting evidence, the provisions of
        Article I will apply to the increase in reinsurance.

        B. The increase is not subject to new underwriting evidence, as with the Guaranteed Insurability Rider, you will accept automatically the increase in reinsurance, but not to exceed our automatic binding limit, as long as the increase resulted in accordance with our established underwriting rules.

3. If the insurance reinsured under this Agreement is increased or reduced, the reinsurance for the individual risk involved will be increased or reduced proportionally by taking into account Article I, Sections 1.G. & 1.H., on the effective date of increase or reduction.

4. If any portion of the total insurance retained by us on an individual life reduces or terminates, any reinsurance under this Agreement based on the same life will also be reduced or terminated. We will reduce our reinsurance by applying the retention limits which were in effect at the time the policy was issued. We will not be required to retain an amount in excess of our regular retention limit for the age, mortality rating and risk classification at the time of issue for any policy on which reinsurance is being reduced.

        We must first reduce the reinsurance of the insurance which has the same mortality rating as the terminated insurance. If further reduction is required, the reinsurance to be terminated or reduced will be effected in the inverse order in which the reinsurance was first reinsured.

5. If the insurance for a risk is shared by more than one pool of reinsurers, the reduced reinsurance will be effected proportionally within each pool, but in the inverse order by pool in which the insurance was first reinsured.

6. If insurance reinsured under this Agreement is terminated, the reinsurance for the individual risk involved will be terminated on the effective date of termination.

7. On facultative reinsurance, if we wish to reduce the mortality rating, this reduction will be subject to and reinsured under the facultative provisions of this Agreement.

8. You will refund to us all unearned reinsurance premiums arising from reductions, terminations and changes as described in this Article.


                                                             ARTICLE X

                                                       INCREASE IN RETENTION

1. If we should increase our retention limits, prompt written notice of the increase must be given to you.

2. We will have the option of recapturing the reinsurance under this Agreement when our retention limit increases. We may exercise our option to recapture by giving written notice to you within ninety (90) days after the effective date of the increase.

3.      If we exercise our option to recapture, then;

        A. We must reduce the reinsurance on each individual life on which we retained our maximum retention limit for the age and mortality rating that was in effect at the time the reinsurance was ceded to you.

        B.     No recapture will be made to reinsurance on an individual life if
               (a) we retained a special retention limit less than our maximum retention limit for the age and mortality rating in effect at the time the reinsurance was ceded to you, or if (b) we did not retain insurance on the life.

        C. We must increase our total amount of insurance on the individual life up to our new retention limit by reducing the reinsurance. If an individual life is shared by more than one reinsurer, your percentage of the reduced reinsurance will be the same percentage as your initial reinsurance on the individual risk.

        D. The reduction of reinsurance will become effective on the later of the following dates:

               (1) The policy anniversary date immediately following the effective date of our increase in retention limits.

               (2)     The number of years stated in Schedule A starting with
                the 'policy date' for the risk involved.


                                                            ARTICLE XI

                                                           REINSTATEMENT

If an insurance policy lapses for nonpayment of premium and is reinstated under our terms and rules, the reinsurance will be reinstated by you as follows:





        Automatic Cases:
        We must pay you all back reinsurance premiums in the same manner as we received insurance premiums under our policy. When reinstated by us, the policy will automatically be reinstated by you.

        Facultative Cases:
        Reinstatement evidence will be submitted to you for your approval. Reinstatement approval is required before we reinstate the policy with you. Upon your approval, we must pay you all back reinsurance premiums in the same manner as we received insurance premiums under our policy.


                                                            ARTICLE XII

                                                             EXPENSES

We must pay the expense of all medical examinations, inspection fees and other charges in connection with the issuance of the insurance.


                                                           ARTICLE XIII

                                                              CLAIMS

1. We will give you prompt notice of any claim and send a copy of the proof of death and the amount paid on that claim when requesting payment. You will be liable to us for the benefits reinsured under this Agreement to the same extent that we are liable to the claimant for such benefits, and all reinsurance coverage under this Agreement will be subject to the terms and conditions of the original policy for the underlying reinsurance cession under which we are liable. Payment of death claims by you, however, will be in one lump sum regardless of the mode of settlement under the original policy.

  2. Upon request, we will forward copies of all claim papers. Any settlement made by us will be binding on you. When a death occurs within the contestable period and the amount of reinsurance ceded to you is 50% or more of the total amount reinsured by us, or if we retained none of or less than our usual retention on the basic plan or supplementary benefits and riders, then you will make a recommendation before we admit liability or make settlement with the claimant, provided you review all claim papers and make recommendation within five (5) working days after receipt of all necessary papers. We are not bound to accept your recommendation.

     3. For all claims where we decide to deny liability, we will immediately notify you of our intention to contest the insurance reinsured under this Agreement or to assert defenses to a claim for such insurance. We will then submit for review copies of all papers connected with the claim. If any claim is settled on a compromise basis, you will participate in such compromise in proportion to your respective liability under the policy or policies reinsured. You will pay your share of the usual expenses of the contest in addition to your share of the claim itself. In the event that you do not wish to follow our action to contest the claim, you will notify us within five (5) working days after receipt of all necessary papers. You will then discharge all your liability by paying the full amount of the reinsurance coverage to us and not sharing in any subsequent reduction of liability. You will not be liable for any special expenses incurred by us in contesting the claim.

4. If the amount of insurance provided by the policy or policies reinsured under this Agreement is increased or reduced because of a misstatement of age or sex established after the death of the insured, you will share with us in this increase or reduction. Your share of this increase or reduction will be the percentage that your net liability relates to our total net liability and that of other reinsurers immediately prior to this increase or reduction. In the case of reinsurance on the yearly renewable term basis, your reinsurance will be calculated from the inception date of the policy on the adjusted amounts using the premiums and reserves applicable to the correct age or sex. Any adjustment in reinsurance premiums will be made without interest.

5. We must pay the routine expenses incurred in connection with settling claims. These expenses may include compensation of agents and employees and the cost of routine investigations.

6. You will share with us all expenses that are not routine. Expenses that are not routine are those directly incurred in connection with the contest or the possibility of a contest of insurance or the assertion of defenses. These expenses will be shared in proportion to the net amount at risk for both of us. However, if you have released your liability under Section 3. of this Article, you will not share in any expenses incurred after your date of release.


                                                            ARTICLE XIV

                                                     EXTRA-CONTRACTUAL DAMAGES

1. Except as provided below, you will not have any liability for any extra-contractual damages which are awarded against us as a result of acts, omissions or course of conduct committed by us in connection with the insurance reinsured under this Agreement.

2. You will pay extra-contractual damages assessed against us for any policy reinsured under this Agreement if each of the following conditions is met:

        (a) A primary basis for the award of extra-contractual or punitive damages was our denial of a claim or delay in paying a claim under the policy;

        (b) Before any action by us indicating to the claimant that the claim is being denied or contested, you must have had the opportunity to review the claim file; and

          (c) Within five (5) working days from your receipt of the claim file, you did not recommend payment of the claim.

        You will also reimburse us for your share of reasonable legal fees incurred in defense of extra-contractual or punitive damages.

3. You do recognize that other circumstances may arise under which you, in equity, should share, to the extent permitted by law, in paying certain assessed damages. Such circumstances are difficult to define in advance, but involve those situations in which you were an active party in the act, omission or course of conduct which ultimately results in the assessment of such damages. The extent of such sharing is dependent on good faith assessment of culpability in each case, but all factors being equal, the division of any such assessment would be in the proportion of total risk accepted by each party for the plan of insurance involved.


                                                            ARTICLE XV

                                                       INSPECTION OF RECORDS

You will have the right, at any reasonable time, to inspect our books and documents which relate to reinsurance under this Agreement.


                                                            ARTICLE XVI

                                                            INSOLVENCY

1. If we become insolvent, all of the reinsurance due us will be paid in full directly to our liquidator, receiver, or statutory successor immediately upon demand without decrease.

2. If we become insolvent, the liquidator will give you written notice of a pending claim against us for insurance reinsured under this Agreement within a reasonable time after the claim is filed in the insolvency proceeding. During the insolvency proceedings where the claim is to be settled, you may investigate this pending claim and mediate in our or our liquidator's name, but at your own expense, with any defense or defenses which you may believe available to us or our liquidator.

3. The expenses incurred by you will be chargeable, subject to court approval, against us as part of the expense of liquidation. The benefit which we may accumulate solely as a result of the defense undertaken by you will be shared proportionately. Where two or more reinsurers are involved in the same claim, and a majority in interest elect to mediate a defense or defenses to this claim, the expense will be shared as though such expense had been incurred by us.





                                                           ARTICLE XVII

                                                            ARBITRATION

1. Any controversy or claim arising out of or relating to this Agreement will be settled by arbitration.

2. There must be three arbitrators who will be officers of life insurance or life reinsurance companies other than the contracting companies or their affiliates. Each of the contracting companies will appoint one of the arbitrators and these two arbitrators will select the third. In the event that either party should fail to choose an Arbitrator within thirty (30) days following a written request by the other party to do so, the requesting party may choose two Arbitrators who will in turn choose an Umpire before entering upon arbitration. If the two Arbitrators fail to agree upon the selection of an Umpire within thirty
        (30) days following their appointment, each Arbitrator will nominate three candidates within ten days thereafter, two of whom the other will decline, and the decision will be made by drawing lots.

3. With regard to Section 2. of this Article, arbitration must be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association which will be in effect on the date of delivery of demand for arbitration.

4. Each contracting company must pay part of the arbitration expenses as allocated by the arbitrators.

5. The award agreed by the arbitrators will be final, and judgment may be entered upon it in any court having jurisdiction.







                                                           ARTICLE XVIII

                                                        SPECIAL TERMINATION

                                                              [Text Redacted]


                                                            ARTICLE XIX

                                                   DEFERRED ACQUISITION COST TAX

Both companies agree that, with respect to Section 1.848-2(g)(8) of the Income Tax Regulations issued December 29, 1992 under Section 848 of the Internal Revenue Code of 1986, as amended:

1.      The term "party" will refer to either you or us, as appropriate;

2. The term "net consideration" will refer to either net consideration as defined in Regulation Section 1.848-2(f) or gross amount of premiums and other consideration as defined in Regulation Section 1.848-3(b), as appropriate;

3. Both companies will attach a schedule to their federal income tax return which identifies the relevant reinsurance agreements for which the joint election under the Regulation has been made. The joint election will be effective for the year that this Agreement was entered into, and for all subsequent years that this Agreement remains in effect.

4. The company with positive net consideration for this Agreement for each taxable year will capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of Section 848(c)(1);

5. Both companies agree to exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency, or as may otherwise be required by the Internal Revenue Service;

6. By June 1 of each tax year, the company that administers the business under this Agreement (the "submitting company") will submit to the other company its calculation of the net consideration for the preceding calendar year. This calculation will be accompanied by a statement signed by an officer of the submitting company declaring that the company will report such net consideration in its tax return for the previous calendar year;

7. Within thirty (30) days of receipt of the submitting company's calculation, the other company may contest that calculation by providing the submitting company with a written alternative calculation. If the other company does not provide the submitting company with a written alternative calculation, then the other company will report in its tax return for the previous year the net consideration as determined by the submitting company.



8. If the other company contests the calculation provided by the submitting company, both companies will act in good faith to reach an agreement on the correct net consideration within thirty (30) days of the date that the other company provides its alternative calculation. If both companies reach an agreement on a net consideration amount, each company will report such amount in their respective tax returns for the previous calendar year.


                                                            ARTICLE XX


                                                        SEVERABILITY CLAUSE


If any provision of this Agreement is declared or found to be illegal, unenforceable or void by any administrative agency, regulatory body, or court of competent jurisdiction, such finding shall not affect the remaining provisions of this Agreement, and all other provisions hereof shall remain in full force and effect.


                                                            ARTICLE XXI

                                                       PARTIES TO AGREEMENT

This is an Agreement solely between you and us. There will be no legal relationship between you and any person having an interest of any kind in any of our insurance.


                                                           ARTICLE XXII

                                                       DURATION OF AGREEMENT

1. Except as provided under Article XVIII, this Agreement may be terminated by either company giving thirty (30) days written notice of termination. The day the notice is deposited in the mail addressed to the Home Office, or to an Officer of either company will be the first day of the thirty (30) day period.

2. During the thirty (30) day period, this Agreement will continue to be in force.

3. After termination, we are both liable for all automatic reinsurance which becomes effective prior to termination of this Agreement and also for all facultative reinsurance approved by you based upon applications you receive prior to termination of this Agreement.


                                                           ARTICLE XXIII

                                                         ENTIRE AGREEMENT

This Agreement, including any amendments and addenda, forms our entire agreement with you in connection with the reinsurance provided under this Agreement, and there are no understandings between the companies other than as expressed in this Agreement.

Any change or modification to this Agreement will be null and void unless made by amendment to this Agreement and signed by both companies.

                                                             EXECUTION



Executed in duplicate by Executed in duplicate by
XYZ COMPANY                                TRANSAMERICA OCCIDENTAL
                                            LIFE INSURANCE COMPANY
at City, State                              at Los Angeles, California

on ________________________, Year.          on ________________________, Year.



By _____________________________            By _____________________________
      Title:                                             Vice President



By _____________________________            By _____________________________
      Title:                                             Vice President

                             [Lineage - Single Life]





                              REINSURANCE AGREEMENT





                                     No. abc



                                     between


                                   XYZ COMPANY
              (hereinafter referred to as the Reinsurer, You, Your)

                                 of City, State


                                       and


                 TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY

             (hereinafter referred to as the Reinsured, We, Us, Our)

                           of Los Angeles, California








                            Effective Month Day, Year



                                TABLE OF CONTENTS


         ARTICLES                                                                                 PAGE

               I                  Basis of Reinsurance                                                         1
               II                 Liability                                                                    3
               III                Notification of Reinsurance                                                  3
               IV                 Plans of Reinsurance                                                         4
               V                  Reinsurance Premiums                                                         4
               VI                 Premium Accounting                                                           4
               VII                Confidential Information                                                     6
               VIII               Oversights                                                                   6
               IX                 Reductions, Terminations and Changes      7
               X                  Increase In Retention                                                        8
               XI                 Reinstatement                                                                9
               XII                Expenses                                                                   10
               XIII               Claims                                                                     10
               XIV                Extra-Contractual Damages                                                  11
               XV                 Inspection of Records                                                      12
               XVI                Insolvency                                                                 12
               XVII               Arbitration                                                                13
               XVIII              Special Termination                                                        14
               XIX                Deferred Acquisition Cost Tax                                              14
               XX                 Severability Clause                                                        16
               XXI                Parties to Agreement                                                       16
               XXII               Duration of Agreement                                                      16
               XXIII              Entire Agreement                                                           17


        SCHEDULES


               A                  Specifications                                                             19
               B                  Benefits                                                                   21
               C                  Definitions                                                                22


        EXHIBITS


               I                  Simplified-Issue Guidelines                                                24
               II                 Reinsurance Premiums                                                       25
               III                Retention, Binding and Issue Limits     27


                                       17
                       ALL SCHEDULES AND EXHIBITS ATTACHED
                    WILL BE CONSIDERED PART OF THIS AGREEMENT



                                    ARTICLE I

                              BASIS OF REINSURANCE

Reinsurance under this Agreement must be individual insurance as stated in Schedule A. On our behalf, the insurance will be underwritten and administered by [Name redacted] Insurance Company. You must automatically reinsure the life insurance for the plans as stated in Schedule A and any additional benefits listed in Schedule B or, at our option, we may apply to you facultatively.

1. REQUIREMENTS FOR AUTOMATIC REINSURANCE

        A. The individual risk must be in a jurisdiction in which we are duly licensed and/or authorized to do business.

        B. Each fully underwritten risk must be underwritten according to our standard underwriting practices and guidelines. Each simplified-issue risk must be underwritten according to our simplified underwriting guidelines of Exhibit I.

        C. Any risk offered on a facultative basis by us to you or any other company will not qualify for automatic reinsurance under this Agreement on the same life unless:
                       (i) Reinsurance on the life was previously ceded on a
               facultative basis because of binding or jumbo limit violations and these limits have since been increased, or,
                  (ii) The risk which required facultative submission has changed significantly or has been eliminated altogether, so that the individual insured qualifies for automatic reinsurance based on our current underwriting guidelines; and the original facultative cession has been in force for at least two years.

        D. The maximum issue age on any risk will be age 89.

        E. The mortality rating on each fully underwritten risk must not exceed Table 8, Table H, or 300%, or its equivalent, as shown in our retention schedule, on a flat extra premium basis.

        F. The maximum amount of insurance issued and applied for in all companies on each risk must not exceed the jumbo limits as stated in Schedule A.

        G. On each individual life, we must retain the amounts of insurance according to our published retention limits.

        H. The maximum amount of insurance to be reinsured on a life must not exceed the automatic binding limits as stated in Schedule A.

2. REQUIREMENTS FOR FACULTATIVE REINSURANCE

        A. If the requirements for automatic reinsurance are met, but we prefer to apply for facultative reinsurance with you, then we must submit to you all the papers relating to the insurability of the individual risk for facultative reinsurance.

        B. If requirements for automatic reinsurance are not met and we apply for facultative reinsurance with you, then we must submit to you all the papers relating to the insurability of the individual risk for facultative reinsurance.

3. APPLICATION FOR FACULTATIVE REINSURANCE

        A. An application for facultative reinsurance will include life insurance without disability waiver of premium.

        B. Copies of all the papers relating to the insurability of the individual risk must be sent to you for facultative reinsurance. After you have examined the papers sent, you will promptly notify us of your underwriting offer subject to additional requirements, or your final underwriting offer. Your final underwriting offer on the individual risk will automatically terminate the earlier of the withdrawal of our application or one hundred and twenty
               (120) days from the date of your final offer.

4. The initial minimum amount of life reinsurance on the individual risk must be the amount stated in Schedule A.

5. If the subsequent amount of life reinsurance net amount at risk falls below the amount stated in Schedule A on the individual risk, as of that date, all of the life reinsurance on the risk must terminate.

6. In no event will you be liable for reinsurance unless the insurance issued directly by us constituted the transacting of business in a jurisdiction in which we are properly licensed or otherwise authorized to do business.


                                   ARTICLE II

                                    LIABILITY

1. Your liability for automatic reinsurance will begin simultaneously with our liability except for those risks which qualify for automatic reinsurance, but we submit on a facultative basis.

2. Your liability for facultative reinsurance on the individual risk will begin simultaneously with our liability provided all conditions of facultative reinsurance have been met, including your accepting the risk in writing.

3. Your liability for reinsurance on the individual risk will terminate when our liability terminates.


                                   ARTICLE III

                           NOTIFICATION OF REINSURANCE

For automatic and facultative reinsurance, we will notify you on the monthly statement as described in Article VI.



                                   ARTICLE IV

                              PLANS OF REINSURANCE

1.      Life reinsurance will be on the basis as stated in Schedule B.

2. When requested, we must furnish you with a copy of each policy, rider, rate book and cash value table which applies to the life insurance reinsured.


                                    ARTICLE V

                              REINSURANCE PREMIUMS

The life insurance premium on the net amount at risk will be determined from
Exhibit II. For reinsurance on a yearly renewable term basis, we anticipate that the premium rates in Exhibit II will be continued indefinitely. However, if any one or more of such premium rates for any policy year or years after the first will be less than the net premium rate or rates based on the 1980 CSO Table (or related smoker and non-smoker tables) at the interest rate specified in the Standard Valuation Law for the applicable mortality rating, then, in that event, only the latter rate or rates will be guaranteed.


                                   ARTICLE VI

                               PREMIUM ACCOUNTING

l. Payment of Reinsurance Premiums.

        A. The reinsurance premiums will be paid to you on the basis stated in Exhibit II, and will be paid on an annual basis.

        B. Each month, we will send you a statement of first year and renewal reinsurance premiums which are due during the month, and a listing of new business, changes and terminations.

        C. If a net reinsurance premium balance is payable to you, we will include with the statement the amount of the net balance.

        D. If a net reinsurance premium balance is payable to us, you must pay this balance within twenty five (25) days after we submit the statement to you.

2. Termination Because of Non-Payment of Premium.

        When reinsurance premiums are delinquent, you have the right to terminate the reinsurance risks on the statement by giving us ninety
        (90) days written notice. As of the close of this ninety (90) day period, all of your liability will terminate for the risks described in the preceding sentence.

        Regardless of these terminations, we will continue to be liable to you for all unpaid reinsurance premiums earned by you.

3. Reinstatement of a Delinquent Statement.

        We may reinstate the terminated risks within sixty (60) days after the effective date of termination by paying the unpaid reinsurance premiums for the risks in force prior to the termination. The effective date of reinstatement will be the date the required back premiums are received.

4. Currency.

        The reinsurance premiums and benefits payable under this Agreement will be payable in the lawful money of the United States.

5. We will send you a detailed listing of all reinsurance in force as of the close of the calendar year involved for automatic reinsurance.






                                   ARTICLE VII

                            CONFIDENTIAL INFORMATION

You will hold in trust for us and will not disclose or cause to be disclosed to any non-party to this Agreement, any of our confidential information. Confidential information is information which relates to our policyowner data, experience information, including but not limited to mortality and/or lapse information, risk selection guidelines, any and all information contained in our current and future underwriting manuals, trade secrets, research, products and business affairs, but does not include:

        1) Information which is generally known or easily ascertainable by non-parties of ordinary skill; and

        2) Information acquired from non-parties who have no confidential commitment to either you or us.

You will take all necessary and appropriate measures to ensure that your employees and agents abide by the terms of this Article.

Notwithstanding the foregoing, we acknowledge that you may aggregate our data with that of other companies reinsured by you on the condition that our data not be identified by our corporate name, logo or any other means. We also acknowledge that, upon request, you may make available any necessary data or information to your auditors, or any governmental or administrative agencies in the course of their examination of you.


                                  ARTICLE VIII

                                   OVERSIGHTS

If there is an unintentional oversight or misunderstanding in the administration of this Agreement by either company, it can be corrected provided the correction takes place promptly after the time the oversight or misunderstanding is first discovered. Both companies will be restored to the position they would have occupied had the oversight or misunderstanding not occurred.


                                   ARTICLE IX

                      REDUCTIONS, TERMINATIONS AND CHANGES

1. If there is a contractual or non-contractual replacement or change of the insurance reinsured under this Agreement where full underwriting evidence according to our regular underwriting rules is not required, the insurance will continue to be reinsured with you provided it meets the initial minimum amount stated in Schedule A.

2.             If the insurance reinsured under this Agreement increases and;

A. The increase is subject to new underwriting evidence, the provisions of Article I will apply to the increase in reinsurance.

        B. The increase is not subject to new underwriting evidence, as with the Guaranteed Insurability Rider, you will accept automatically the increase in reinsurance, but not to exceed our automatic binding limit, as long as the increase resulted in accordance with our established underwriting rules.

3. If the insurance reinsured under this Agreement is increased or reduced, the reinsurance for the individual risk involved will be increased or reduced proportionally by taking into account Article I, Sections 1.G. & 1.H., on the effective date of increase or reduction.

4. If any portion of the total insurance retained by us on an individual life reduces or terminates, any reinsurance under this Agreement based on the same life will also be reduced or terminated. We will reduce our reinsurance by applying the retention limits which were in effect at the time the policy was issued. We will not be required to retain an amount in excess of our regular retention limit for the age, mortality rating and risk classification at the time of issue for any policy on which reinsurance is being reduced.

        We must first reduce the reinsurance of the insurance which has the same mortality rating as the terminated insurance. If further reduction is required, the reinsurance to be terminated or reduced will be effected in the inverse order in which the reinsurance was first reinsured.

5. If the insurance for a risk is shared by more than one pool of reinsurers, the reduced reinsurance will be effected proportionally within each pool, but in the inverse order by pool in which the insurance was first reinsured.

6. If insurance reinsured under this Agreement is terminated, the reinsurance for the individual risk involved will be terminated on the effective date of termination.

7. On facultative reinsurance, if we wish to reduce the mortality rating, this reduction will be subject to and reinsured under the facultative provisions of this Agreement.

8. You will refund to us all unearned reinsurance premiums arising from reductions, terminations and changes as described in this Article.


                                    ARTICLE X

                              INCREASE IN RETENTION

1. If we should increase our retention limits, prompt written notice of the increase must be given to you.

2. We will have the option of recapturing the reinsurance under this Agreement when our retention limit increases. We may exercise our option to recapture by giving written notice to you within ninety (90) days after the effective date of the increase.

3.      If we exercise our option to recapture, then;

        A. We must reduce the reinsurance on each individual life on which we retained our maximum retention limit for the age and mortality rating that was in effect at the time the reinsurance was ceded to you.

        B.     No recapture will be made to reinsurance on an individual life if
               (a) we retained a special retention limit less than our maximum retention limit for the age and mortality rating in effect at the time the reinsurance was ceded to you, or if (b) we did not retain insurance on the life.

        C. We must increase our total amount of insurance on the individual life up to our new retention limit by reducing the reinsurance. If an individual life is shared by more than one reinsurer, your percentage of the reduced reinsurance will be the same percentage as your initial reinsurance on the individual risk.

        D. The reduction of reinsurance will become effective on the later of the following dates:

               (1) The policy anniversary date immediately following the effective date of our increase in retention limits.

               (2)     The number of years stated in Schedule A starting with
                        the 'policy date' for the risk involved.


                                   ARTICLE XI

                                  REINSTATEMENT

If an insurance policy lapses for nonpayment of premium and is reinstated under our terms and rules, the reinsurance will be reinstated by you as follows:

        Automatic Cases:
        We must pay you all back reinsurance premiums in the same manner as we received insurance premiums under our policy. When reinstated by us, the policy will automatically be reinstated by you.



        Facultative Cases:
        Reinstatement evidence will be submitted to you for your approval. Reinstatement approval is required before we reinstate the policy with you. Upon your approval, we must pay you all back reinsurance premiums in the same manner as we received insurance premiums under our policy.


                                   ARTICLE XII

                                    EXPENSES

We must pay the expense of all medical examinations, inspection fees and other charges in connection with the issuance of the insurance.


                                  ARTICLE XIII

                                     CLAIMS

1.      When we are advised of a claim, we must promptly notify you.

2. If a claim is made under insurance reinsured under this Agreement, you will abide the issue as it is settled by us. We will request payment of the reinsurance proceeds on an incurred basis. Upon request, we will deliver a copy of the proof of death and the claimant's statement to you.

3. Payment of reinsurance proceeds will be made in a single sum regardless of our mode of settlement.

4. We must promptly notify you of our intent to contest insurance reinsured under this Agreement, or to assert defenses to a claim for such insurance. If our contest of such insurance results in the reduction of our liability, you will share in this reduction. Your percentage of the reduction will be your net amount of risk on the individual life as it relates to our total net amount at risk on the date of the death of the insured.

        If you should decline to participate in the contest or assertion of defenses, you will then release all of your liability by paying us the full amount of reinsurance and not sharing in any subsequent reduction in liability.

5. If the amount of insurance provided by the policy or policies reinsured under this Agreement is increased or reduced because of a misstatement of age or sex established after the death of the insured, you will share with us in this increase or reduction. Your share of this increase or reduction will be the percentage that your net liability relates to our total net liability and that of other reinsurers immediately prior to this increase or reduction. In the case of reinsurance on the yearly renewable term basis, your reinsurance will be calculated from the inception date of the policy on the adjusted amounts using the premiums and reserves applicable to the correct age or sex. Any adjustment in reinsurance premiums will be made without interest.

6. We must pay the routine expenses incurred in connection with settling claims. These expenses may include compensation of agents and employees and the cost of routine investigations.

7. You will share with us all expenses that are not routine. Expenses that are not routine are those directly incurred in connection with the contest or the possibility of a contest of insurance or the assertion of defenses. These expenses will be shared in proportion to the net amount at risk for both of us. However, if you have released your liability under Section 4. of this Article, you will not share in any expenses incurred after your date of release.


                                   ARTICLE XIV

                            EXTRA-CONTRACTUAL DAMAGES

1. In no event, will you have any liability for any extra-contractual damages which are awarded against us as a result of acts, omissions or course of conduct committed by us in connection with the insurance reinsured under this Agreement.



2. You do recognize that circumstances may arise under which you, in equity, should share, to the extent permitted by law, in paying certain assessed damages. Such circumstances are difficult to define in advance, but involve those situations in which you were an active party in the act, omission or course of conduct which ultimately results in the assessment of such damages. The extent of such sharing is dependent on good faith assessment of culpability in each case, but all factors being equal, the division of any such assessment would be in the proportion of total risk accepted by each party for the plan of insurance involved.


                                   ARTICLE XV

                              INSPECTION OF RECORDS

You will have the right, at any reasonable time, to inspect our books and documents which relate to reinsurance under this Agreement.


                                   ARTICLE XVI

                                   INSOLVENCY

1. If we become insolvent, all of the reinsurance due us will be paid in full directly to our liquidator, receiver, or statutory successor immediately upon demand without decrease.

2. If we become insolvent, the liquidator will give you written notice of a pending claim against us for insurance reinsured under this Agreement within a reasonable time after the claim is filed in the insolvency proceeding. During the insolvency proceedings where the claim is to be settled, you may investigate this pending claim and mediate in our or our liquidator's name, but at your own expense, with any defense or defenses which you may believe available to us or our liquidator.

3. The expenses incurred by you will be chargeable, subject to court approval, against us as part of the expense of liquidation. The benefit which we may accumulate solely as a result of the defense undertaken by you will be shared proportionately. Where two or more reinsurers are involved in the same claim, and a majority in interest elect to mediate a defense or defenses to this claim, the expense will be shared as though such expense had been incurred by us.


                                  ARTICLE XVII

                                   ARBITRATION

1. Any controversy or claim arising out of or relating to this Agreement will be settled by arbitration.

2. There must be three arbitrators who will be officers of life insurance or life reinsurance companies other than the contracting companies or their affiliates. Each of the contracting companies will appoint one of the arbitrators and these two arbitrators will select the third. In the event that either party should fail to choose an Arbitrator within thirty (30) days following a written request by the other party to do so, the requesting party may choose two Arbitrators who will in turn choose an Umpire before entering upon arbitration. If the two Arbitrators fail to agree upon the selection of an Umpire within thirty (30) days following their appointment, each Arbitrator will nominate three candidates within ten days thereafter, two of whom the other will decline, and the decision will be made by drawing lots.

3. With regard to Section 2. of this Article, arbitration must be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association which will be in effect on the date of delivery of demand for arbitration.

4. Each contracting company must pay part of the arbitration expenses as allocated by the arbitrators.

5. The award agreed by the arbitrators will be final, and judgment may be entered upon it in any court having jurisdiction.




                                  ARTICLE XVIII

                               SPECIAL TERMINATION

                                 [Text Redacted]



                                   ARTICLE XIX

                          DEFERRED ACQUISITION COST TAX

Both companies agree that, with respect to Section 1.848-2(g)(8) of the Income Tax Regulations issued December 29, 1992 under Section 848 of the Internal Revenue Code of 1986, as amended:

1.      The term "party" will refer to either you or us, as appropriate;

2. The term "net consideration" will refer to either net consideration as defined in Regulation Section 1.848-2(f) or gross amount of premiums and other consideration as defined in Regulation Section 1.848-3(b), as appropriate;

3. Both companies will attach a schedule to their federal income tax return which identifies the relevant reinsurance agreements for which the joint election under the Regulation has been made. The joint election will be effective for the year that this Agreement was entered into, and for all subsequent years that this Agreement remains in effect.

4. The company with positive net consideration for this Agreement for each taxable year will capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of Section 848(c)(1);

5. Both companies agree to exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency, or as may otherwise be required by the Internal Revenue Service;

6. By June 1 of each tax year, the company that administers the business under this Agreement (the "submitting company") will submit to the other company its calculation of the net consideration for the preceding calendar year. This calculation will be accompanied by a statement signed by an officer of the submitting company declaring that the company will report such net consideration in its tax return for the previous calendar year;

7. Within thirty (30) days of receipt of the submitting company's calculation, the other company may contest that calculation by providing the submitting company with a written alternative calculation. If the other company does not provide the submitting company with a written alternative calculation, then the other company will report in its tax return for the previous year the net consideration as determined by the submitting company.

8. If the other company contests the calculation provided by the submitting company, both companies will act in good faith to reach an agreement on the correct net consideration within thirty (30) days of the date that the other company provides its alternative calculation. If both companies reach an agreement on a net consideration amount, each company will report such amount in their respective tax returns for the previous calendar year.


                                   ARTICLE XX


                               SEVERABILITY CLAUSE


If any provision of this Agreement is declared or found to be illegal, unenforceable or void by any administrative agency, regulatory body, or court of competent jurisdiction, such finding shall not affect the remaining provisions of this Agreement, and all other provisions hereof shall remain in full force and effect.


                                   ARTICLE XXI

                              PARTIES TO AGREEMENT

This is an Agreement solely between you and us. There will be no legal relationship between you and any person having an interest of any kind in any of our insurance.


                                  ARTICLE XXII

                              DURATION OF AGREEMENT

1. Except as provided under Article XVIII, this Agreement may be terminated by either company giving thirty (30) days written notice of termination. The day the notice is deposited in the mail addressed to the Home Office, or to an Officer of either company will be the first day of the thirty (30) day period.

2. During the thirty (30) day period, this Agreement will continue to be in force.

3. After termination, we are both liable for all automatic reinsurance which becomes effective prior to termination of this Agreement and also for all facultative reinsurance approved by you based upon applications you receive prior to termination of this Agreement.


                                  ARTICLE XXIII

                                ENTIRE AGREEMENT

This Agreement, including any amendments and addenda, forms our entire agreement with you in connection with the reinsurance provided under this Agreement, and there are no understandings between the companies other than as expressed in this Agreement.

Any change or modification to this Agreement will be null and void unless made by amendment to this Agreement and signed by both companies.

                                    EXECUTION



Executed in duplicate by Executed in duplicate by
XYZ     COMPANY                             TRANSAMERICA OCCIDENTAL
                                            LIFE INSURANCE COMPANY
at City, State                              at Los Angeles, California

on ________________________, Year.          on ________________________, Year.



By _____________________________            By _____________________________
      Title:                                             Vice President



By _____________________________            By _____________________________
      Title:                                             Vice President

                                   REINSURANCE
                                    AGREEMENT


                                     No. abc







                                     Between

                 TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY

                                       of

                             Los Angeles, California

                                       and

                                 [Name Redacted]

                                       of

                                  [City, State]

                                TABLE OF CONTENTS


Section                                                                          Page

A.       REINSURANCE COVERAGE                                                      1
B.       PAYMENTS BY CEDING COMPANY                                                2
C.       PAYMENTS BY REINSURER                                                     2
D.       REPORTS AND ACCOUNTING FOR REINSURANCE                                    4
E.       TERMS OF REINSURANCE                                                      5
F.       MATERIAL CHANGES                                                          6
G.       CONFIDENTIAL INFORMATION                                                  6
H.       CLAIMS                                                                    7
I.       RECAPTURE                                                                 7
J.       EXTRA-CONTRACTUAL DAMAGES                                                 8
K.       ARBITRATION                                                               8
L.       INSOLVENCY                                                                9
M.       REPRESENTATIONS                                                          11
N.       TERMINATION                                                              11
O.       PAYMENTS AND ACCOUNTING UPON                                             12
          TERMINATION OF AGREEMENT
P. OFFSET 13

Q. MISCELLANEOUS 13

           Q.1     Interpretation of Terms
           Q.2     Errors and Omissions
           Q.3     Inspection of Records
           Q.4     Continuation
           Q.5     Conversions and Replacements
           Q.6     Assignment of Rights
           Q.7     Entire Agreement
           Q.8     Modification of Agreement
           Q.9     Severability
           Q.10   Approvals and Consent
           Q.11   Notices


R.       EXECUTION 15 DEFINITION OF TERMS 16





                          TABLE OF CONTENTS (Continued)


                                                                                 Page

SCHEDULE I                                                                        19
QUOTA SHARE AND POLICIES SUBJECT
TO REINSURANCE

SCHEDULE II, PART A                                                               20
     SUMMARY OF MONETARY TRANSACTIONS

SCHEDULE II, PART B                                                               22
     SETTLEMENT CALCULATION

SCHEDULE III                                                                      23
     ANNUAL & MONTHLY REPORTS

SCHEDULE IV                                                                       24
     ALLOWANCES

SCHEDULE V                                                                        25
     INVESTMENT INCOME ON RESERVES


                                                    18
             M O D I F I E D C O I N S U R A N C E A G R E E M E N T

                                     between

                TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY of

                             Los Angeles California

       referred to as the "CEDING COMPANY", "Reinsured", "We", "Us", "Our"


                                       and

                                 [name redacted]

                                       of

                                  [City, State]

                  referred to as the "REINSURER", "You", "Your"





                                    SECTION A

                              REINSURANCE COVERAGE

1. We (the CEDING COMPANY) shall cede, and you (the REINSURER) shall accept, reinsurance of a Quota Share of the Policies on a modified coinsurance basis.

2. Your liability shall begin simultaneously with ours, but in no event prior to the Effective Date.

3.   The Effective Date of this Agreement is [Month Day, Year].

4. Reinsurance of a Policy shall be maintained in force without reduction so long as our liability under such Policy remains in force without reduction, unless reinsurance is terminated or reduced as provided herein.

5. In no event shall reinsurance be in force under this Agreement for a Policy unless the Policy was issued in a jurisdiction in which we are duly licensed and/or authorized to do business.

                                    SECTION B

                           PAYMENTS BY CEDING COMPANY


For each Accounting Period we shall make the following payments to you:

1. The ongoing reinsurance premiums equal to the Quota Share of the premiums paid on the Policies.

2. The Quota Share of the positive net transfers from the separate accounts to the fixed account.

3. The Quota Share of [xx]% of the average separate account fund balances, collected by us as an investment fee.

4. The REINSURER and the CEDING COMPANY shall agree upon the Prescribed Cost of Insurance Rates as defined in the Definition of Terms twenty (20) days prior to their effective date. We will thereafter charge such rates to the Policies as each Policy reaches its next Policy monthiversary. If we decrease the cost of insurance charges at any time in a manner which is not as agreed upon, for each Accounting Period we shall pay you an amount equal to the Quota Share of the excess of (a) the cost of insurance charges which would have been charged by us if the Prescribed Cost of Insurance Rates had been charged during the Accounting Period over (b) the cost of insurance charges actually charged by us during such Accounting Period.

5. The Quota Share of the absolute value of the General Account Mean Reserve Adjustment, as described in Section C paragraph 4 below, if the Mean Reserve Adjustment is negative.





                                    SECTION C

                              PAYMENTS BY REINSURER


For each Accounting Period you shall make the following payments to us:

1. The Quota Share of the following amounts incurred by the CEDING COMPANY:

     (a) death benefits (b) maturities
     (c) cash surrender values and withdrawals
     (d) miscellaneous interest payments to policyholders on amounts owed to them or held on deposit for them (e) accelerated death benefits


2. The Quota Share of the positive net transfers from the fixed account to the separate accounts.

3. The Quota Share of the following allowances incurred during the Accounting Period pursuant to Schedule IV:

       (a) issue cost (b) maintenance cost (c) agents compensation (d) premium taxes (e) Unusual Expenses (f) DAC tax

4. The Quota Share of the General Account Mean Reserve Adjustment, if it is positive. The Mean Reserve Adjustment shall equal (a) less (b) less (c), where:

         (a) is the total amount of Modified Coinsurance Reserves held in the General Account on the Last Day of the Current Accounting Period,

         (b) is the total amount of Modified Coinsurance Reserves held in the General Account on the Last Day of the Preceding Accounting Period, and

         (c) is one Accounting Period's Investment Income on Reserves, as defined in Schedule V.

     Notwithstanding the above, for the Terminal Accounting Period, (a) shall equal the Modified Coinsurance Reserve held in the General Account immediately prior to termination.

5. Reimbursement for our loss of investment return on the Risk Based Capital which we must retain relative to your Quota Share of the assets supporting the reserves. This loss shall be calculated monthly, based upon values on the Last Day of the Accounting Period which ends the current month. This loss of investment return shall equal (a) plus (b), where:

         (a) is 1/12 of 0.09 times ([yy]% of Total Separate Account surrender charges at the end of the month, plus [zz]% of Total General Account Reserve at the end of the month,), and

         (b) is 1/12 of 0.09 times ([kk]% of Policy premiums collected year to date).

                                    SECTION D

                     REPORTS AND ACCOUNTING FOR REINSURANCE

     1. You will perform the necessary Policy, claim and reinsurance administration functions and will provide us with the information necessary for monetary settlements between our companies and for our financial reporting and management of the Policies. This information includes the following:

     o A summary of all monetary transactions under this Agreement utilizing a written report within ten (10) days following the end of each month. The report shall be formatted as set forth in Schedule II, parts A and
          B. Any net amounts due from you shall be payable by you when submitting the reports to us. Subject to your receipt of Unusual Expense data from us, if applicable, within five (5) days following the end of the month, payments not received by us within ten (10) days of receipt of the reports shall be subject to interest charges for the late period at an annual rate of [nn]%. If the reports show a net amount due from us, the net amount shall be due and payable by us within ten (10) days of our receipt of such reports. Payments made after that time frame shall be subject to interest charges for the late period at an annual interest rate of [nn]%. If we do not transmit the Unusual Expense data within five (5) days following the end of the month, the ten day deadline shall be extended by as many working days as the Unusual Expense data was overdue.

         o Reports which we may need to prepare our tax, statutory and GAAP financial statements, including but not limited to information described in Schedules II and III. The annual information shall be submitted at the end of each calendar year within twenty (20) days following the end of the calendar year, and the monthly information shall be submitted at the end of each calendar month within ten (10) days following the end of the calendar month.

     2. Each party shall provide the other with a copy of their most recent financial reports prepared in accordance with GAAP and their most recent statutory statement as soon as they are available.

     3. If either party becomes aware that the summary of monetary transactions for an Accounting Period as required in this section did not accurately reflect the actual experience of the Policies during the Accounting Period, you shall promptly submit a revised summary to us. Any amount shown by the revised summary as owned by either you or us to the other shall be paid promptly.

     4. We may change Schedules II and III in order to obtain the data we reasonably need to properly administer this Agreement or to prepare our financial statements. Such schedule changes shall become effective only upon thirty (30) days prior written notice to you.





                                    SECTION E

                              TERMS OF REINSURANCE

1. All monetary amounts expressed in this Agreement are expressed in United States dollars and all amounts payable pursuant to this Agreement are payable in United States dollars.

2. This is an Agreement for indemnity reinsurance solely between the CEDING COMPANY and the REINSURER. The acceptance of reinsurance hereunder shall not create any right or legal relation whatever between the REINSURER and any party other than the CEDING COMPANY.

3.   You shall not participate in our capital gains and losses.

4. If a Policy lapses for nonpayment of premium or other reason and is reinstated under our terms and rules, the reinsurance will be reinstated by you. We shall pay you the Quota Share of the reinstatement premiums paid under the Policy.

5. Both parties agree to the DAC Tax Election pursuant to Section 1.848-2(g)(8) of the Income Tax Regulation under Section 848 of the Internal Revenue code of 1986, as amended, whereby:

     (a) the party with the net positive consideration for this Agreement for each taxable year will capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of Section 848(c)(1); and

     (b) both parties agree to exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency.

The term "net consideration" will refer to either net consideration as defined in Regulation Section 1.848-2(f) or gross amount of premiums and other consideration as defined in Regulation Section 1.848-3(b), as appropriate.

This DAC Tax Election shall be effective for all years for which this Agreement remains in effect.

The CEDING COMPANY and the REINSURER represent and warrant that they are subject to U.S. taxation under either the provisions of subchapter L of Chapter 1 or the provisions of subpart F of subchapter N of Chapter 1 of the Internal Revenue Code of 1986, as amended.



                                    SECTION F

                                MATERIAL CHANGES

1. We shall promptly notify you of any proposed Material Change in the terms of the Policies.

2. Following a Material Change, you may at your sole discretion (a) continue to reinsure the Policies under current terms, (b) require that the payments by either you or us for the Accounting Period during which the Material Change occurred be adjusted to compensate for the Material Change, (c) retroactively adjust your Quota Share of the Policies to compensate for the Material Change, or (d) implement any combination of (a) through (c).



                                    SECTION G

                            CONFIDENTIAL INFORMATION

1) You will hold in trust for us and will not disclose or cause to be disclosed to any non-party to this Agreement, any of our confidential information. Confidential information is information which relates to our policyowner data, experience information, including but not limited to mortality and/or lapse information, risk selection guidelines, any and all information contained in our current and future underwriting manuals, trade secrets, research, products and business affairs, but does not include:

     a. Information which is generally known or easily ascertainable by non-parties of ordinary skill; and b. Information acquired from non-parties who have no confidential commitment to either you or us.

2) You will take all necessary and appropriate measures to ensure that your employees and agents abide by the terms of this Article.

3) Notwithstanding the foregoing, we acknowledge that you may aggregate our data with that of other companies reinsured by you on the condition that our data not be identified by our corporate name, logo or any other means. We also acknowledge that, upon request, you may make available any necessary data or information to your auditors, or any governmental or administrative agencies in the course of their examination of you.




                                    SECTION H

                                     CLAIMS

1. Your Quota Share of claims shall be made in a single sum regardless of our mode of settlement.

2. We must promptly notify you of our intent to contest insurance reinsured under this Agreement, or to assert defenses to a claim for such insurance. If you agree to participate in the costs of the contest or assertion of defenses at your Quota Share, then the cost or benefit of any change in the liability which results will be shared by you at your Quota Share.

3. If you should decline to participate in the contest or assertion of defenses, you will then be released by us from all of your liability by paying us the full amount of reinsurance and not sharing in any subsequent reduction in liability.

4. If the amount of insurance provided by the Policies reinsured under this Agreement is increased or reduced because of a misstatement of age or sex established after the death of the insured, you will share with us in this increase or reduction at the Quota Share rate.



                                    SECTION I

                                    RECAPTURE

1) We may recapture the Quota Share reinsurance from you in return for a payment to be made to you.

2) The recapture payment will be equal to the present value of future projected distributable surplus increments, where the present value is based on the discount rate applicable at the time of original issue in our pricing analysis, and other assumptions as agreed to by both parties or an independent consulting actuary retained at that time by both parties.

                                    SECTION J

                            EXTRA-CONTRACTUAL DAMAGES

1. In no event, will you have any liability for any extra-contractual damages which are awarded against us as a result of acts, omissions or course of conduct committed by us in connection with the insurance reinsured under this Agreement.

2. You do recognize that circumstances may arise under which you, in equity, should share, to the extent permitted by law, in paying certain assessed damages. Such circumstances are difficult to define in advance, but involve those situations in which you were an active party in the act, omission or course of conduct which ultimately results in the assessment of such damages. The extent of such sharing is dependent on good faith assessment of culpability in each case, but all factors being equal, the division of any such assessment would be in the proportion of total risk accepted by each party for the plan of insurance involved.



                                    SECTION K

                                   ARBITRATION

1. All disputes and differences between the CEDING COMPANY and the REINSURER with respect to this Agreement will be decided by arbitration, regardless of the insolvency of either party, unless the conservator, receiver, liquidator, or statutory successor is specifically exempted from an arbitration proceeding by applicable state law.

2. Either party may initiate arbitration by providing written notification to the other party. Such written notice shall set forth a brief statement of the issue(s), the failure of the parties to reach agreement, and the date of the demand for arbitration.

3. An arbitration panel shall be chosen consisting of three arbitrators. The arbitrators must be impartial and must be or must have been officers of life insurance or life reinsurance companies other than the parties or their affiliates. Each party shall select an arbitrator within thirty days from the date of the demand. If either party shall refuse or fail to appoint an arbitrator within the time allowed, the party that has appointed an arbitrator may notify the other party that, if it has not appointed its arbitrator within the following ten days, the arbitrator will appoint an arbitrator on its behalf. The two arbitrators shall select a third arbitrator within thirty days of the appointment of the second arbitrator. If the two arbitrators fail to agree on the selection of the third arbitrator within the time allowed, either party may ask [Text Redacted] to appoint the third arbitrator. However, if [Text Redacted] is unable to appoint an arbitrator who is impartial and who is or was an officer of a life insurance company other than the parties or their affiliates, then either party may ask a court to appoint the third arbitrator pursuant to the Uniform Arbitration Act or any similar statute empowering the court to appoint an arbitrator.

4. The arbitration panel shall interpret this Agreement as an honorable engagement rather than merely a legal obligation, and shall consider practical business and equitable principles as well as industry custom and practice regarding the applicable insurance and reinsurance business. The panel is released from judicial formalities and shall not be bound by strict rules of procedure and evidence.

5. The arbitration panel shall determine all arbitration schedules and procedural rules. Organizational and other meetings shall be held in [City, State], unless the panel shall select another location. The panel shall decide all matters by majority vote. (If no two panel members reach the same decision, then the average of the two closest mathematical determinations will constitute the panel's decision.)

6. Decisions of the arbitration panel shall be final and binding on both parties. The panel may, at its discretion, award costs and expenses it deems appropriate, including but not limited to attorneys' fees and interest. Judgment may be entered upon the final decision of the panel in any court of competent jurisdiction. The panel may not award exemplary or punitive damages. Unless the panel decides otherwise, the parties will be separately responsible for paying all fees and expenses charged by its respective counsel, accountants, actuaries, and other representatives in connection with the arbitration, and the parties shall bear equally the fees and expenses of the arbitrators and any ancillary expenses associated with a hearing (e.g., any rental fee for use of the hearing room, etc.).



                                    SECTION L

                                   INSOLVENCY

1. For the purpose of this Agreement, either party shall be deemed "insolvent" when it:

     a) applies for or consents to the appointment of a rehabilitator, conservator, liquidator, or statutory successor of its properties or assets; or
     b) makes an assignment for the benefit of its creditors; or c) is adjudicated as bankrupt or insolvent; or
     d) files or consents to the filing of a petition in bankruptcy, seeks reorganization or an arrangement with creditors or takes advantage of any bankruptcy, dissolution liquidation, or similar law or statute; or
     e) becomes the subject of an order to rehabilitate or an order to liquidate as defined by the insurance code of the jurisdiction of the domicile of the CEDING COMPANY or the REINSURER, as the case may be.

2. In the event of the insolvency of either party, any amounts owed by us to you and by you to us with respect to this Agreement shall be set-off and only the balance shall be paid.

3. If we become insolvent, you shall be liable only for the amounts reinsured and shall not be or become liable for any amounts or reserves to be held by us on Policies reinsured under this Agreement.

4. Your Quota Share of a claim or other benefit to the policyholder, when such Quota Share is ascertained, shall be payable upon demand by us, at the same time as we shall pay our net retained portion of such an obligation, with reasonable provision for verification before payment. The reinsurance shall be payable by you on the basis of our liability under the Policies without diminution because of our insolvency.

5. In the event of insolvency and the appointment of a conservator, liquidator or statutory successor of the CEDING COMPANY, such portion shall be payable to such conservator, liquidator or statutory successor immediately upon demand, with reasonable provisions for verification, on the basis of claims allowed against us by any court of competent jurisdiction or by any conservator, liquidator or statutory successor of the CEDING COMPANY having authority to allow such claims, without diminution because of such insolvency or because such conservator, liquidator or statutory successor has failed to pay all or a portion of any claims.

6. Our conservator, liquidator, or statutory successor shall give you written notice of the pendency of a claim against us indicating the Policy, within a reasonable time after such claim is filed. You may interpose, at your own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses which you may deem available to us, or our conservator, liquidator or statutory successor.

7. Any expense incurred by you pursuant to Section L paragraph 2, above, shall be payable subject to court approval out of our estate as part of the expense of conservation or liquidation to the extent of the benefit which may accrue to us in conservation or liquidation, solely as a result of the defense undertaken by you. Where two or more reinsurers are participating in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this Agreement as though such expense had been incurred by us.









                                    SECTION M

                                 REPRESENTATIONS

1. The CEDING COMPANY and the REINSURER each acknowledges its responsibility for independently forming its own conclusions regarding:

     (a) the compliance of this Agreement with the laws and regulations of any particular state or jurisdiction;

     (b) the statutory or other accounting impact of this Agreement on the CEDING COMPANY'S and the REINSURER'S financial statements; and

     (c) the tax impact of this Agreement on either party.

2. Unless otherwise explicitly provided for herein, the CEDING COMPANY and the REINSURER shall each be solely responsible for determining and discharging any state or federal income tax liability resulting from this Agreement, including any tax liability resulting from the initial monetary transactions.





                                    SECTION N

                                   TERMINATION

1. Except as otherwise provided in this section, this Agreement shall be unlimited in duration.

2. Upon 90 days' notice, either party may terminate this Agreement with respect to new business not yet issued at the end of the 90 day notification period.

3. If no new Policies are being issued under this Agreement, either because they are no longer being offered for sale or this Agreement has been terminated with respect to new business, and no Policies are in force under this Agreement as of the end of any Accounting Period, then this Agreement will automatically terminate.

4. The termination of this Agreement or of any reinsurance hereunder shall not affect any rights or obligations of either party applicable to the period prior to the effective date of termination.



5.   [Text Redacted]



                                    SECTION O

              PAYMENTS AND ACCOUNTING UPON TERMINATION OF AGREEMENT

1. If this Agreement is terminated, you shall summarize all monetary transactions for the Terminal Accounting Period and report its summary to us within forty (40) days of the later of the effective date of termination or of notice of termination. The report shall be in the form of Schedule II, Parts A and B.

2. Following the summarization of all monetary transactions for the Terminal Accounting Period, neither the CEDING COMPANY nor the REINSURER shall owe the other any additional payment or amount pursuant to this Agreement.

3. You shall provide us with information we may need to prepare our tax, statutory and GAAP financial statements for the Terminal Accounting Period as required by Section D.

4. If you ever become aware that your summary of monetary transactions for the Terminal Accounting Period as required in this section did not accurately reflect the actual experience of the Policies during the Terminal Accounting Period, you shall promptly submit a revised summary to us, and the terminal payment shall be recalculated. Any amount shown by the revised summary as owed by either us or you to the other shall be paid promptly.








                                    SECTION P

                                     OFFSET

Any debts or credits, matured or unmatured, liquidated or unliquidated, regardless of when they arose or were incurred, in favor of or against either us or you with respect to this Agreement or any other agreement between you and us are deemed to be mutual debts and credits and shall be set off and only the balance shall be allowed or paid.



                                    SECTION Q

                                  MISCELLANEOUS

1. Certain terms used in this Agreement are defined in the Definitions of Terms schedule and are to be interpreted in accordance with such definitions. In the absence of a specific definition, a term used in this Agreement is to be interpreted in accordance with customary insurance and reinsurance industry practices.

2. Any Error made by either us or you in the administration of reinsurance under this Agreement shall be corrected by the submission of revised reports and restoring both us and you to the positions each of us would have occupied had no Error occurred, including appropriate interest.

3. Each party shall have the right at any reasonable time during normal business hours to inspect, at the office of the other party, all books and documents relating to reinsurance under this Agreement.

4. Any Policy continued into Continuation Policies issued by us, our successor or any of our affiliates shall automatically be reinsured by you according to the reinsurance method under which new issues of the continued Policy is reinsured unless you, in your sole discretion, choose not to reinsure such Policies. We will pay you the highest net reinsurance premium rates of the members of the reinsurance pool covering new issues of the continued Policy.

5. Policies which are issued as the result of a conversion or exchange of a Term, Whole Life, Universal Life or any other policy issued by CEDING COMPANY are excluded from reinsurance coverage under this Agreement.

6. Neither we nor you may assign any of the rights and obligations under this Agreement, nor may either party sell, assumption reinsure or transfer the Policies without the prior written consent of the other party. Consent will not be withheld if the assignment, sale, assumption reinsurance or transfer does not have a material effect on the risks transferred or the expected economic results to the party requested to consent. This provision shall not prohibit you from reinsuring the Policies on an indemnity basis.

7. This Agreement represents the entire agreement between the CEDING COMPANY and the REINSURER and supersedes, with respect to its subject matter, any prior oral or written agreements between the parties. Any amendments to this Agreement shall be set forth in writing and signed by all required parties.

8. No modification or waiver of any provision of this Agreement shall be effective unless set forth in a written amendment to this Agreement which is executed by both parties. A waiver shall constitute a waiver only with respect to the particular circumstance for which it is given and not a waiver of any future circumstance.

9. If any provision of this Agreement is declared or found to be illegal, unenforceable or void by any administrative agency, regulatory body, or court of competent jurisdiction, such finding shall not affect the remaining provisions of this Agreement, and all other provisions hereof shall remain in full force and effect.

10. In any instance where agreement, approval, acceptance or consent of any party is required by any provision of this Agreement, such action shall not be unreasonably delayed or withheld.

11.  Notices with respect to this Agreement shall be sent by Express Mail to

           For REINSURER

           [Name], Vice President
           [Name and address redacted]



                               For CEDING COMPANY

         General Counsel
         Transamerica Occidental Life Insurance Co
         1150 S. Olive St.
         Los Angeles, CA 90015

                                 With a copy to
         [Name, company, and address redacted]

                                    SECTION R

                                    EXECUTION


                               IN WITNESS WHEREOF,
                 TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY
                                       of
                            Los Angeles, California,
                                       and
                                 [Name redacted]
                                       of
                                   City, State

have by their respective officers executed this Agreement in duplicate on the dates shown below.

TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY
Signed at Los Angeles, California

By ___________________________               By ___________________________

Title: Second Vice President                     Title: Vice President


Date: _________________________              Date: _________________________


[Name Redacted]
Signed at [City, State]

By     ______________________________

Title:  Vice President

Date
     --------------------------------------

                               DEFINITION OF TERMS


[Text redacted]
Accounting Period - for the month in which this Agreement becomes effective, the period beginning on the Effective Date and ending on the last day of the current month. Thereafter, the period beginning on the day following the last day of the preceding month and ending on the last day of the current month.

Agreement - this document and all schedules and amendments to it.

Benefits - the death benefits and other insurance benefits provided by us pursuant to the Policies.

Continuation Policy - a new Policy changing or replacing a Policy made or issued both (1) not in compliance with the terms of the Policy and (2) without the same new underwriting information that we would obtain in the absence of the Policy, without a suicide exclusion period or contestable period as long as those contained in new issues of the CEDING COMPANY, or without the payment of the same commissions in the first year that we would have paid in the absence of the Policy. For purposes of Section F, "MATERIAL CHANGES," a creation of a continuation policy shall constitute a material change.

Effective Date - the date set forth in Section A, paragraph 3.

Error - any isolated, inadvertent deviation from the terms of this Agreement resulting from the act or omission of an employee of either the CEDING COMPANY or the REINSURER whose principal function is administrative in nature.

Execution Date - the date this Agreement is signed by the last of the parties to sign it.

Investment Income on Reserves - the interest on modified coinsurance reserves set forth in Schedule V.

Material Change - a change that a prudent insurance executive would consider as likely to have a material impact on the REINSURER'S experience under this Agreement.

Monthiversary - the period one calendar month following the same date of the previous calendar month.

Net Transfers to the Separate Accounts - the net amount of all monies and accruals flowing to the Separate Accounts from the General Account less monies and accruals flowing from the Separate Account to the General Account, if positive. If this amount is negative, then there is a Net Transfer from the Separate Accounts.

Policy(ies) - the insurance policy(ies) identified in Schedule I which are reinsured pursuant to this Agreement.

Possible Separate Account Surrender Charges - the charges which make up the difference between the Separate Account value and the cash value of the Separate Accounts (e.g., the charges that would be assessed if all funds in Separate Accounts were lapsed).

Prescribed Cost of Insurance Rates - the scale of current cost of insurance rates in effect when a Policy is issued or such different rates as mutually agreed to by the REINSURER and the CEDING COMPANY, subject to the terms and conditions of the Policy and any regulation or law.

Quota Share - the percentage of the Policies set forth in Schedule I which is ceded by the CEDING COMPANY to the REINSURER pursuant to this Agreement.

Reserve Change - the increase in the Reserves from the Last Day Of The Preceding Accounting Period to the Last Day Of The Current Accounting Period. This will be a negative number if the change was a decrease.

Reserves - shall equal our statutory reserve liability, including any excess interest or deficiency reserves, calculated on the basis used by us in compiling its statutory financial statement as required by the laws of its state of domicile.

Risk Based Capital - this refers to the amount of capital that a "well capitalized" company would have according to the formula used by the National Association of Insurance Commissioners.

Terminal Accounting Period - the period commencing on the day following the Last Day Of The Preceding Accounting Period and ending on the effective date of termination pursuant to any notice of termination given under this Agreement or such other date as shall be mutually agreed to in writing.

Unusual Expenses - when you have agreed to participate in the costs of the contest of, or assertion of defenses against a claim, these are the non-routine charges incurred by us in defending or investigating such a claim for policyholder benefits or in rescinding a Policy. The Unusual Expenses include penalties, attorney's fees, and interest imposed automatically by statute against us and arising solely out of a judgment rendered against us in a suit for policyholder benefits, provided that the following categories of expenses or liabilities shall not be considered "Unusual Expenses:"

     (a) routine investigative or administrative expenses;

     (b) expenses incurred in connection with a dispute or contest arising out of conflicting claims of entitlement to policyholder benefits which we admit are payable;

     (c) expenses, fees, settlements, or judgments arising out of or in connection with claims against us for punitive or exemplary damages; and

     (d) expenses, fees, settlements, or judgments arising out of or in connection with claims made against us and based on alleged or actual bad faith, failure to exercise good faith, or tortuous conduct.